American Integrity Insurance Group, Inc. Appoints Brian Foley as Chief Financial Officer

TAMPA, Fla., April 6, 2026 (GLOBE NEWSWIRE) — American Integrity Insurance Group, Inc. (NYSE: AII) (“American Integrity,” “we,” “us,” “our” or the “Company”), a Tampa-based property and casualty insurance holding company and one of Florida’s leading providers of residential property insurance, today announced the appointment of Brian Foley as Chief Financial Officer, effective April 6, 2026.
Mr. Foley succeeds Ben Lurie, who will transition to a consulting role and continue to serve on the board of directors of the Company’s insurance subsidiary, as well as co-chairman of its investment committee. Mr. Lurie is returning to his role as Chief Financial Officer of Sowell & Co., the founding investor of American Integrity.
Mr. Foley joins American Integrity at a defining point in the Company’s evolution—following its successful public listing and amid sustained profitable growth, expanding market presence, and increasing operating scale.
Mr. Foley brings more than a decade of experience at the intersection of capital markets and the insurance industry, with a demonstrated track record in capital formation, mergers and acquisitions, and strategic financial leadership.
Most recently, Mr. Foley served as an investment banker at Keefe, Bruyette & Woods, A Stifel Company (“KBW”), where he advised insurance companies on a broad range of capital raising and strategic transactions. Over his 11-year tenure within KBW’s Insurance and Asset Management group, he advanced from analyst to Director and served as a trusted advisor on numerous high-profile transactions, including American Integrity’s 2025 initial public offering and subsequent follow-on offering.
Earlier in his career, Mr. Foley was an equity analyst at Balyasny Asset Management, where he focused on the property and casualty insurance sector and contributed to investment strategy within a long/short market-neutral portfolio. He began his career at PricewaterhouseCoopers as an Audit Associate in the firm’s financial institutions practice.
Mr. Foley holds a Bachelor of Science in Finance and Accounting from the University of Delaware.
“Brian is an exceptional addition to our leadership team at a defining moment in our Company’s journey,” said Robert Ritchie, Chief Executive Officer. “He combines deep capital markets expertise with a clear understanding of our business, our industry, and the long-term opportunity ahead. As we look to continue to scale with discipline and purpose, Brian will play a central role in our goals to strengthen our financial strategy, deepen investor engagement, and drive sustained stockholder value.”
Jon Ritchie, President, added, “Brian brings a level of rigor, perspective, and alignment that is rare. He has been close to our story, understands the mechanics of our business, and appreciates the discipline required to win in this market. As we continue to grow, his leadership will be instrumental in how we allocate capital, execute with consistency, and deliver on our long-term objectives.”
Robert Ritchie added, “I also want to thank Ben Lurie for his outstanding leadership during one of the most important chapters in our Company’s history. Ben helped guide American Integrity through its transition to a public company with discipline, integrity, and excellence. We are grateful that he will continue to contribute his insight and experience in his ongoing roles with the Company.”
About American Integrity Insurance Group, Inc.
American Integrity Insurance Group, Inc. (NYSE: AII) is a leading provider of residential property insurance, focused on delivering innovative, reliable coverage to homeowners throughout the Southeast. Built on a foundation of integrity, resilience, and service, the Company’s mission is to be the most trusted and responsive insurance solution in the markets it serves.
Founded in 2006 and headquartered in Tampa, Florida, American Integrity is committed to protecting policyholders with strength and purpose—today and for generations to come. For more information, visit www.aii.com.
Company Contact
Toni Logan
American Integrity Insurance Group, Inc
Tel: (813) 512-6672
Tlogan@aii.com